Exhibit 99.7

Pulse Biosciences, Inc. Announces Commencement of Rights Offering

HAYWARD, Calif., May 4, 2022 -- Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company, today announced that it has commenced its previously announced rights offering of up to $15,000,000 of units (the “Units,” and each, a “Unit”) at the Initial Price (as defined below). The subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., Eastern Time, on May 23, 2022 (the “Expiration Date”).

Pursuant to the rights offering, Pulse Biosciences is distributing non-transferable subscription rights to purchase the Units to each holder of the Company’s common stock, par value $0.001 per share (“Common Stock”), as of April 25, 2022. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The subscription price per Unit shall be equal to the lesser of (i) $3.72 per Unit (the “Initial Price”) or (ii) the volume weighted average price of the Company’s Common Stock for the five trading day period through and including the Expiration Date (the “Alternate Price”). The subscription price will determine the final number of Units issuable, and subsequently the pro rata number of Units to which stockholders can subscribe. Each warrant will be exercisable for one share of the Company’s Common Stock at an exercise price that shall be equal to the subscription price for the Units. The Common Stock and the warrants comprising the Units will separate upon the closing of the rights offering and will be issued separately; however, they may only be purchased as a Unit and the Units will not trade as a separate security.

Stockholders wishing to exercise subscription rights must timely pay $3.72 per Unit, the Initial Price, for the number of Units they wish to acquire. If the Alternate Price is lower than the Initial Price on the Expiration Date, any excess subscription amounts paid by a subscribing holder will be applied towards the purchase of additional Units in the rights offering. Stockholders who fully exercise their basic subscription rights will be entitled to subscribe for additional Units that are not purchased by other stockholders, on a pro rata basis and subject to availability.

The rights offering is being made pursuant to the Company’s shelf registration statement on Form S-3, which was deemed effective by the Securities and Exchange Commission (the “SEC”) on August 21, 2020, including the prospectus contained therein as modified by the prospectus supplement containing the detailed terms of the rights offering filed with the SEC on May 4, 2022.  Copies of the foregoing documents may be obtained at the SEC’s website at www.SEC.gov.  Questions about the rights offering and requests for copies of the prospectus and prospectus supplement relating to the rights offering may be directed to Broadridge Corporate Issuer Solutions, Inc., the Company’s information, subscription and warrant agent for the rights offering, at the address and phone number provided at the end of this release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pulse Biosciences®
Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements
All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations concerning customer adoption and future use of the CellFX System to address a range of dermatologic conditions, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve the quality of life for patients, and Pulse Biosciences’ expectations, whether stated or implied, regarding its planned rights offering, financing plans and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:
Pulse Biosciences
Sandra Gardiner, EVP and CFO
510.241.1077
IR@pulsebiosciences.com
or
Gilmartin Group
Philip Trip Taylor
415.937.5406
philip@gilmartinir.com

Rights Offering Information, Subscription and Warrant Agent:
Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
888.789.8409
shareholder@broadridge.com

Media:
Tosk Communications
Nadine D. Tosk
504.453.8344
nadinepr@gmail.com or
press@pulsebiosciences.com